Exhibit 99.1
Healthcare Services Group, Inc.
Reports Q1 2022 Results

BENSALEM, PA, April 20, 2022 (BUSINESS WIRE) -- Healthcare Services Group, Inc. (NASDAQ:HCSG) (the “Company”) reported for the three months ended March 31, 2022 revenue of $426.8 million and net income of $11.3 million, or $0.15 per basic and diluted common share. The Company’s Board of Directors declared a quarterly cash dividend of $0.2125 per common share, the 75th consecutive increase since the initiation of dividend payments in 2003.

Ted Wahl, Chief Executive Officer, stated, “Overall, I am pleased with our start to the year. More efficient labor management, specifically related to premium pay programs and overtime, along with the catch-up of food inflation pass-through increases and continued progress on our service agreement modification efforts, all contributed to improved financial outcomes in the quarter.”

Mr. Wahl continued, “We remain actively engaged with our customers to modify our service agreements to adjust for the extraordinary inflation experienced over the past year, as well as account for future inflation on a real-time basis. We expect these service agreement modifications to be completed by the end of Q2, with a goal of exiting the year with cost of services in line with our historical target of 86%.”

Mr. Wahl concluded, “Looking ahead, while the industry continues to face workforce availability, inflation and supply chain challenges, we are encouraged by the most recent, positive facility census trends. We remain confident in our ability to execute on our near-term objectives and the long-term growth outlook for the Company remains as strong as ever, given the increasing resonance of our value proposition and the attractive demographics.”

First Quarter Results

Revenue for the quarter was $426.8 million, with housekeeping & laundry and dining & nutrition segment revenues of $201.7 million and $225.1 million, respectively.

Direct cost of services was reported at $373.3 million, or 87.5%. Cost of services was impacted by increases in labor and supply costs. The Company expects the aforementioned service agreement modifications to be completed throughout the first half of 2022, with a goal of exiting the year with cost of services in line with its historical target of 86%.

Housekeeping & laundry and dining & nutrition segment margins were 10.1% and 4.2%, respectively.

Selling, general and administrative (“SG&A”) was reported at $35.7 million; after adjusting for the $3.8 million decrease in deferred compensation, actual SG&A was $39.5 million. The Company expects SG&A to approximate 8.5% to 9.5%, with the opportunity for ongoing efficiencies.

The Company reported an effective tax rate of 28.2% and expects a 2022 tax rate of 24% to 26%.

Cash outflow from operations for the quarter was $30.2 million and was impacted by a $27.2 million increase in accounts receivable primarily related to the timing of cash collections and a $24.9 million increase in accrued payroll. DSO for the quarter was 68 days.

Exhibit 99.1
Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.2125 per common share, payable on June 24, 2022 to shareholders of record at the close of business on May 20, 2022. This represents the 76th consecutive quarterly cash dividend payment, as well as the 75th consecutive increase since the initiation of quarterly cash dividend payments in 2003.

Conference Call and Upcoming Events

The Company will host a conference call on Wednesday, April, 20 2022, at 8:30 a.m. Eastern Time to discuss its results for the three months ended March, 31 2022. The call may be accessed via phone at 1 (888) 330-3451, Conference ID: 4431380. The call will be simultaneously webcast under the “Events & Presentations” section of the Investor Relations page on the Company’s website, www.hcsg.com. A replay of the webcast will also be available on the website for one year following the date of the earnings call.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of federal securities laws, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “estimates,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services to the healthcare industry, primarily providers of long-term care; the impact of and future effects of the COVID-19 pandemic or other potential pandemics; having a significant portion of our consolidated revenues contributed by one customer during the three months ended March 31, 2022; credit and collection risks associated with the healthcare industry; our claims experience related to workers’ compensation and general liability insurance (including any litigation claims, enforcement actions, regulatory actions and investigations arising from personal injury and loss of life related to COVID-19); the effects of changes in, or interpretations of laws and regulations governing the healthcare industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services and other labor-related matters such as minimum wage increases; the Company's expectations with respect to selling, general, and administrative expense; the impact of the concluded Securities and Exchange Commission investigation and related class action lawsuit and the risk factors described in Part I of our Form 10-K for the fiscal year ended December 31, 2021 under “Government Regulation of Customers,” “Service Agreements and Collections,” and “Competition” and under Item IA. “Risk Factors" in such Form 10K.

These factors, in addition to delays in payments from customers and/or customers in bankruptcy, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected by continued inflation particularly if increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services (including the impact of potential tariffs and COVID-19) could not be passed on to our customers.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new customers, retain and provide new services to existing customers, achieve modest price increases on current service agreements with existing customers and/or maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and the successful execution of our projected growth strategies. There can be no assurance that we will be successful in that regard.

Healthcare Services Group, Inc. is the largest national provider of professional housekeeping, laundry and dietary services to long-term care and related health care facilities.

Company Contacts:

Theodore Wahl	Matthew J. McKee
President and Chief Executive Officer	Chief Communications Officer

215-639-4274
investor-relations@hcsgcorp.com

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended
	March 31,
	2022	2021
Revenues	$426,811	$407,751
Operating costs and expenses:
Cost of services provided	373,262	336,619
Selling, general and administrative	35,736	39,987
Income from operations	17,813	31,145
Other (expense) income, net:
Investment and other (loss) income, net	(2,032)	1,807
Income before income taxes	15,781	32,952
Income tax expense	4,452	8,299

Net income	$11,329	$24,653

Basic earnings per common share	$0.15	$0.33

Diluted earnings per common share	$0.15	$0.33

Cash dividends declared per common share	$0.21250	$0.20750

Basic weighted average number of common shares outstanding	74,326	75,003

Diluted weighted average number of common shares outstanding	74,333	75,224

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	March 31, 2022	December 31, 2021
Cash and cash equivalents	$32,899	$70,794
Marketable securities, at fair value	107,171	114,396
Accounts and notes receivable, net	319,095	293,388
Other current assets	65,662	67,804
Total current assets	524,827	546,382

Property and equipment, net	26,702	28,102
Notes receivable - long-term	27,923	29,259
Goodwill	75,529	74,755
Other intangible assets, net	19,587	20,805
Deferred compensation funding	39,012	46,691
Other assets	32,936	31,535
Total Assets	$746,516	$777,529

Accrued insurance claims - current	$25,316	$24,310
Other current liabilities	148,988	166,815
Total current liabilities	174,304	191,125

Accrued insurance claims — long-term	67,134	65,084
Deferred compensation liability — long-term	39,157	46,888
Lease liability — long-term	10,588	11,299
Other long term liabilities	8,696	10,456
Stockholders' equity	446,637	452,677
Total Liabilities and Stockholders' Equity	$746,516	$777,529